     4. EXERCISE OF OPTION. All of the shares subject to the Option may be purchased after December 21, 1996 (or such earlier date as may be approved by the Committee), if the Optionee is an employee of the Company on such date, or immediately upon a change in control (as defined below) of the Company.

     The term "change in control" means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") as in effect on the date of this stock option agreement, provided that, without limitation, such a change in control shall be deemed to have occurred if and when (A) any "person" (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities or (B) individuals who were members of the board of directors of the Company immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors do not constitute a majority of the board of directors following such election.

     5. CAPITAL ADJUSTMENTS AND CORPORATE REORGANIZATIONS. In the event of any change in the outstanding shares of Stock by reason of a Stock dividend, split or combination, a recapitalization or reclassification, or a reorganization, merger or consolidation in which the Company is the surviving corporation or other similar change affecting the Stock, the number and class of shares then subject to the Option and for which the Option may thereafter be exercised and the amounts per share of Stock payable upon exercise or surrender of such Option shall be appropriately adjusted by the Committee to reflect such change. No fractional shares shall be issued as a result of such adjustment. In the event of a dissolution of the Company or a reorganization, merger or consolidation in which the Company is not the surviving corporation, the Company by action of the Committee shall either (i) terminate outstanding and unexercised Options as of the effective date of such dissolution, merger or consolidation by giving notice to the Optionee of its intention to do so and permitting the exercise, during a period prior to such effective date to be specified by the Committee, of all outstanding and unexercised Options or portions thereof, provided that no Option shall become exercisable hereunder either after the expiration date thereof or prior to six months from date of grant thereof, or (ii) in the case of such reorganization, merger or consolidation, arrange for an appropriate substitution of shares or other securities of the corporation with which the Company is reorganized, merged or consolidated in lieu of the shares of Stock which are subject to such outstanding and unexercised Options.

     6. NON-TRANSFERABILITY. The Option may not be assigned, pledged or otherwise transferred except by will or the laws of descent and distribution and, during the Optionee's lifetime, may be exercised only by the Optionee.



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

     7. WITHHOLDING TAXES. Upon exercise of an Option which requires the Company at the time of exercise to withhold any Federal, state or local income or other taxes by reason of the exercise of such Option, the Optionee shall tender to the Company along with payment of the total Option Price of the shares an amount in cash equal to such withholding taxes as determined by the Company. In the alternative, the Committee may require that the Company withhold from the shares to be received by the Optionee upon exercise of the Option shares of Stock having an aggregate Fair Market Value on the date of exercise at least equal to the applicable withholding taxes. If the exercise of an Option will give rise to an obligation to withhold Federal income taxes subsequent to the date of exercise, the Committee may, in its sole discretion, require the Optionee to place the shares of Stock purchased under the Option in escrow for the benefit of the Company until such time as any amount is required to be included in the gross income of the Optionee as a result of the exercise of the Option. The Committee may, in its sole discretion, at any time require that the Optionee pay the applicable withholding taxes to the Company in cash, in which case the shares of Stock shall be released from escrow to the Optionee. Alternatively, the Committee, in its sole discretion, may direct the Company to accept the shares of Stock held in escrow to satisfy the Company's withholding obligation based on the Fair Market Value of the shares on the date of the termination of the escrow arrangement. Upon application of such shares to the Company's withholding obligation, any shares of Stock held in escrow which are not, in the sole judgment of the Committee, necessary to satisfy such obligation shall be released from escrow to the Optionee.

     8. GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.

     IN WITNESS WHEREOF, this agreement has been duly executed by the Company and the Optionee.


                                  GENESCO INC.


                                  By:    /s/ Joel C. Gordon
                                         ---------------------------------
                                  Title: Member of Compensation Committee
                                         ---------------------------------



                                  OPTIONEE


                                  /s/ David M. Chamberlain
                                  ----------------------------------------




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